EXHIBIT 23.1

                               [ARTHUR ANDERSEN LETTERHEAD]

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                       -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report dated May 7, 1998 included in Form 8-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 33-24447, 33-25196, 33-40641, 33-67620, 33-67632, 33-51063, 33-51961, 33-62047 and 333-38621, Form
S-3 Registration Statement File Nos. 33-64225 and 333-47261, Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement File Nos. 33-49282 and 33-44957, and the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997.

                                                   ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
November 11, 1998